Exhibit 4.1

AMENDMENT NO. 2

TO THE

SHAREHOLDERS AGREEMENT

THIS AMENDMENT NO. 2 (the “Amendment”) to the Shareholders Agreement, dated as of February 10, 2011, by and among Kinder Morgan, Inc., a Delaware Corporation (the “Company”) and the Shareholders identified on the signature pages thereto, as amended by Amendment No. 1 thereto dated as of May 25, 2012 (the “Shareholders Agreement”), is dated as of November 26, 2014.  Capitalized terms used in this Amendment shall have the same meanings given to them in the Shareholders Agreement unless otherwise indicated.

WHEREAS, the Company has entered into three Agreements and Plans of Merger, dated as of August 9, 2014, by and among the Company and, respectively, (i) Kinder Morgan Management, LLC and others, (ii) Kinder Morgan Energy Partners, L.P. and others and (iii) El Paso Pipeline Partners, L.P. and others (the “Merger Agreements”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreements, the Company has invited the independent directors of Kinder Morgan Management, LLC, Kinder Morgan G.P., Inc., and El Paso Pipeline GP Company, L.L.C. to join the Board of Directors of the Company;

WHEREAS, in connection with the foregoing, the Stockholders have agreed to amend the Shareholders Agreement as set forth herein; and

WHEREAS, the parties executing this Amendment collectively constitute those parties required, in accordance with Section 7.10 of the Shareholders Agreement, to execute this Amendment in order for this Amendment to be effective.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with Section 7.10 of the Shareholders Agreement, the parties hereto hereby agree as follows:

1.                                      Amendments.

a.                                      Number of Directors.

The first sentence of Section 3.1(a) of the Shareholders Agreement shall be deleted in its entirety and replaced with the following:

“The number of directors shall be no more than sixteen (16) and no less than ten (10), as fixed from time to time by resolution of a majority of the Board, and may also be increased in accordance with Section 3.3 or reduced to no less than nine (9) in accordance with the following provisions of this Section 3.1(a).”

b.                                      Certain Agreements.

Section 3.6(g) of the Shareholders Agreement shall be deleted in its entirety and replaced with the following:

“(g)                            [RESERVED]”

2.                                      Effect on Shareholders Agreement.  Other than as specifically set forth herein, all other terms and provisions of the Shareholders Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.

3.                                      Certain Provisions of Shareholders Agreement.  The provisions of Sections 7.1 through 7.4, and Sections 7.7 through 7.9 of the Shareholders Agreement shall be applicable to this Amendment mutatis mutandis.

4.                                      Entire Agreement.  This Amendment, together with the Shareholders Agreement as amended hereby, constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.

KINDER MORGAN, INC.

By:	/s/ David R. DeVeau
	Name:	David R. DeVeau
	Title:	Vice President

[Signature Page to Amendment No. 2 to Shareholders Agreement]

/s/ Richard D. Kinder
Richard D. Kinder

[Signature Page to Amendment No. 2 to Shareholders Agreement]

HIGHSTAR III KNIGHT ACQUISITION SUB, L.P.

By: Highstar GP III Prism Fund, L.P., its General Partner

By: Highstar Management III, LLC, its General Partner

By: Highstar Capital LP, its attorney-in-fact

By:	/s/ Michael J. Miller
	Name:	Michael J. Miller
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Shareholders Agreement]

HIGHSTAR KMI BLOCKER LLC

By: Highstar III Knight Acquisition Sub, L.P., its managing member

By: Highstar GP III Prism Fund, L.P., its General Partner

By: Highstar Management III, LLC, its General Partner

By: Highstar Capital LP, its attorney-in-fact

By:	/s/ Michael J. Miller
	Name:	Michael J. Miller
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Shareholders Agreement]